CONSOLIDATED FINANCIAL STATEMENTS
PROVIDENCE HUMAN SERVICES, LLC
Year Ended December 31, 2014
With Report of Independent Registered Public Accounting Firm

PROVIDENCE HUMAN SERVICES, LLC

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Molina Healthcare, Inc.
We have audited the accompanying consolidated balance sheet of Providence Human Services, LLC (the Company) as of December 31, 2014, and the related consolidated statements of comprehensive loss and member's equity, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Providence Human Services, LLC at December 31, 2014, and the consolidated results of its operations and its cash flows for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
Los Angeles, California
July 28, 2016

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED BALANCE SHEET
December 31, 2014
(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$26,322
Accounts receivable, net of allowance of $4,756	42,389
Prepaid expenses and other current assets	2,969
Total current assets	71,680
Property and equipment, net	11,435
Goodwill	6,414
Intangible assets, net	2,276
Deferred income taxes	178
Other assets	990
$92,973
LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accrued expenses	$19,584
Accounts payable	2,820
Deferred revenue	472
Income taxes payable	288
Total current liabilities	23,164
Note payable	600
Other long-term liabilities	1,669
Total liabilities	25,433
Member's equity	67,540
$92,973

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS AND MEMBER'S EQUITY
Year Ended December 31, 2014
(In thousands)

Service revenue	$361,670
Operating expenses:
Service expense	202,871
General and administrative expense	170,276
Provision for doubtful accounts	3,566
Depreciation and amortization	2,553
Asset impairment charge	2,815
Total operating expenses	382,081
Loss before income taxes	(20,411)
Provision for income taxes	300
Comprehensive loss	$(20,711)

Member's equity, beginning	$49,161
Comprehensive loss	(20,711)
Capital contributions from The Providence Service Corporation parent	39,090
Member's equity, ending	$67,540

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended December 31, 2014
(In thousands)

Operating activities:
Comprehensive loss	$(20,711)
Adjustments to reconcile comprehensive loss to net cash provided by operating activities:
Intercompany transactions forgiven by The Providence Service Corporation parent	29,339
Depreciation and amortization	2,553
Provision for doubtful accounts	3,566
Deferred income taxes	11
Asset impairment charge	2,815
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(12,093)
Prepaid expenses and other current assets	(48)
Accrued expenses	4,401
Accounts payable	(145)
Deferred revenue	(1,133)
Income taxes	288
Net cash provided by operating activities	8,843
Investing activities:
Purchases of equipment	(2,417)
Other, net	(244)
Net cash used in investing activities	(2,661)
Net increase in cash and cash equivalents	6,182
Cash and cash equivalents at beginning of period	20,140
Cash and cash equivalents at end of period	$26,322

Supplemental cash flow information:

Details of business combinations:
Fair value of:
Assets acquired	$10,553
Note payable to seller	(600)
Contingent consideration liability incurred	(202)
Net cash contributed by The Providence Service Corporation parent for the Company's business combinations	$9,751

See accompanying notes.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

1. Basis of Presentation
Organization and Operations
Providence Human Services, LLC is a Delaware limited liability company (the Company, or PHS), in which The Providence Service Corporation (the PSC Parent) is the sole member. The Company provides accessible, outcome-based behavioral/mental health and social services with operations in 23 states and the District of Columbia. The Company's counselors, social workers and behavioral health professionals work with clients, primarily in the client's home or community, who are eligible for government assistance due to income level, disabilities or court order.
On November 1, 2015, 100% of the Company's member interest was acquired from the PSC Parent by Molina Healthcare, Inc. (Molina), and on November 10, 2015, Molina completed the private offering of $700,000 aggregate principal amount of 5.375% senior notes due November 15, 2022 (the 5.375% Notes). The 5.375% Notes are guaranteed by the Company and certain of its wholly owned subsidiaries. See Note 10, "Supplemental Condensed Consolidating Financial Information," for more information.
Segment Information
The Company's subsidiaries share similar characteristics with regard to the clients they serve, the nature of services provided, and the method by which services are delivered. The Company's subsidiaries are also subject to similar regulatory environments and long-term economic prospects; as such, the Company presents one reportable segment.
Consolidation
The consolidated financial statements include the accounts of Providence Human Services, LLC and its subsidiaries. In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the date and for the periods presented have been included; such adjustments consist of normal recurring adjustments. All significant intercompany balances and transactions have been eliminated in consolidation. Financial information related to subsidiaries acquired during any year is included only for periods subsequent to their acquisition.
Seasonality
The Company experiences lower client demand for its home and community based services during the holiday and summer seasons which generally results in lower revenue during those periods. However, operating expenses do not vary significantly with these changes. As a result, the Company typically experiences lower operating margins during the holiday and summer seasons.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Principal areas requiring the use of estimates include:

•	Revenue recognition;

•	Accounts receivable and allowance for doubtful accounts;

•	Accounting for business combinations, including goodwill and other intangible assets;

•	The determination of valuation allowances for deferred tax assets; and

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

•	The determination of unrecognized tax benefits.
Evaluation of Subsequent Events
The Company has evaluated subsequent events through the date these financial statements were available to be issued.

2. Significant Accounting Policies
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and short-term, highly liquid investments that are both readily convertible into known amounts of cash and have a maturity of three months or less on the date of purchase.
Fair Value of Financial Instruments
The carrying amounts of current assets, current liabilities and the note payable approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization or payment.
Accounts Receivable and Allowance for Doubtful Accounts
The Company records all accounts receivable amounts at their contracted amount, less an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts at an amount it estimates to be sufficient to cover the risk that an account will not be collected. The Company regularly evaluates its accounts receivable, especially receivables that are past due, and reassesses its allowance for doubtful accounts based on specific client collection issues. In circumstances where the Company is aware of a specific payer’s inability to meet its financial obligation, the Company records a specific allowance for doubtful accounts to reduce the net recognized receivable to the amount the Company reasonably expects to collect.
Goodwill
Goodwill represents the amount of the purchase price in excess of the fair values assigned to the underlying identifiable net assets of acquired businesses. Goodwill is not amortized, but is subject to an annual impairment test performed in the first quarter following each fiscal year. To determine whether goodwill is impaired, the Company measures the fair values of its reporting units and compares such fair values with the carrying values of the respective units, including goodwill. If the fair value is less than the carrying value of the reporting unit, then the implied value of goodwill is calculated and compared with the carrying amount of goodwill to determine whether goodwill is impaired. In connection with the year-end asset impairment test, the Company also reconciles the aggregate fair value of its reporting units to its market capitalization including a reasonable control premium.
Similarly conducted interim impairment tests may also be required in advance of the annual impairment test if events occur or circumstances change that would more likely than not reduce the fair value, including goodwill, of one or more of the reporting units below the reporting unit’s carrying value. Such circumstances could include but are not limited to: (1) loss of significant contracts, (2) a significant adverse change in regulations applicable to the Company's business or in the climate of its business, (3) unanticipated competition, (4) an adverse action or assessment by a regulator, or (5) a significant decline in the Company's stock price.
For the year ended December 31, 2014, the Company considered both a market-based valuation approach and an income-based valuation approach when estimating the fair values of its reporting units with goodwill balances as of

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

that date. The valuation methodology applied in 2014 was consistent with prior methodology. Under the market approach, the fair value of the reporting unit is determined using one or more methods based on current values in the market for similar businesses. Under the income approach, the fair value of the reporting unit is based on the cash flow streams expected to be generated by the reporting unit over an appropriate period and then discounting the cash flows to present value using an appropriate discount rate. The income approach is dependent on a number of significant management assumptions, including estimates of future revenue and expenses, growth rates and discount rates. Inherent in such fair value determinations are certain judgments and estimates relating to future cash flows, including the Company's interpretation of current economic indicators and market valuations, and assumptions about strategic plans with regard to operations. To the extent additional information arises, or market conditions or strategies change, it is possible that the conclusion regarding whether existing goodwill is impaired could change and result in a material adverse effect on the Company's consolidated financial position or results of operations. See Note 5, "Goodwill and Intangible Assets, Net," for further information regarding goodwill impairment in 2014.
Long-Lived Assets, including Intangible Assets
Long-lived assets consist primarily of property, equipment, capitalized software and intangible assets. Finite-lived, separately-identified intangible assets acquired in business combinations are assets that represent future expected benefits but lack physical substance (such as purchased contract rights and provider contracts).
In connection with acquisitions, the Company calculates the fair value of any intangible assets acquired, and assesses whether any relevant factors limit the period over which acquired assets are expected to contribute directly or indirectly to future cash flows for amortization purposes. For customer relationship intangibles, for example, an appropriate useful life is then determined based on the expected period of time services will be provided to the payer. While discounted cash flows are used to value intangible assets, the Company applies the straight-line method of amortization to determine amortization expense.
Intangible assets are subject to impairment tests when events or circumstances indicate that a finite-lived intangible asset’s (or asset group’s) carrying value may not be recoverable. If applicable, the recoverability of the unamortized balance of long-lived assets is assessed based on undiscounted expected future cash flows. If the review indicates that the carrying value is not fully recoverable, the excess of the carrying value over the fair value of any long-lived asset is recognized as an impairment loss.
For the year ended December 31, 2014, there was no impairment of identified intangible assets.
Deferred Revenue
At times the Company may receive funding for certain services in advance of services to be rendered. These amounts are reflected in the consolidated balance sheet as deferred revenue until the services are rendered.
Revenue Recognition
The majority of the Company's contracts are negotiated fee-for-service arrangements with payers. The Company has generally been successful in retaining its payer contracts. However, a significant number of the Company's payer contracts allow the payer to terminate the contract immediately for cause, such as for the Company's failure to meet the contract obligations. Additionally, these contracts typically permit the payer to terminate the contract at any time prior to the stated expiration date without cause, at will and without penalty to the payer, either upon expiration of a short notice period, typically 30 days, or immediately, in the event of federal or state appropriations supporting the programs serviced by the contract are reduced or eliminated.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

Fee-For-Service (FFS) contracts. Revenue related to services provided under FFS contracts is recognized at the time services are rendered and collection is determined to be probable. Such services are provided at established billing rates. As services are rendered, contract-specific documentation is prepared describing each service, time spent, and billing code to determine and support the value of each service provided and billed. The timing and amount of collection are dependent upon compliance with the billing requirements specified by each payer. Failure to comply with these requirements could delay the collection of amounts due to the Company under a contract or result in adjustments to amounts billed.
The performance of the Company’s contracts is subject to the condition that sufficient funds are appropriated, authorized and allocated by each state, city or other local government. If sufficient appropriations, authorizations and allocations are not provided by the respective state, city or other local government, the Company is at risk for uncollectible amounts or immediate termination or renegotiation of the financial terms of the Company’s contracts.
Cost-based service contracts. Revenues from the Company’s cost-based service contracts are recorded based on a combination of allowable direct costs, indirect overhead allocations, and stated allowable margins on those incurred costs. These revenues are compared to annual contract budget limits and, depending on reporting requirements, reductions of revenue may be recorded for certain contingencies. The Company annually submits projected costs for the coming year, which assist the contracting payers in establishing the annual contract amount to be paid for services provided under the contracts. The Company submits monthly cost reports which are used by the payers to determine the need for any payment adjustments. Completion of the cost report review process may range from one month to several years. In cases where funds paid to the Company exceed the allowable costs to provide services under contract, the Company may be required to repay amounts previously received.
The Company’s cost reports are generally audited by payers annually. The Company periodically reviews its provisional billing rates and allocation of costs and provides for estimated payment adjustments. The Company believes that adequate provisions have been made in its consolidated financial statements for any material adjustments that might result from the outcome of any cost report audits. Differences between the amounts provided and the settlement amounts are recorded in the Company’s consolidated statement of income in the year of settlement. Such settlements have historically not been material.
Annual block purchase contract. The Company’s annual block purchase contract requires the Company to provide or arrange for behavioral health services to eligible populations of beneficiaries as defined in the contract. The Company must provide a complete range of behavioral health clinical, case management, therapeutic and administrative services. The Company is obligated to provide services only to those clients with a demonstrated medical necessity. The Company’s annual funding allocation amount may be increased when its patient service encounters exceed the contract amount; however, such increases are subject to government appropriation. There is no contractual limit to the number of eligible beneficiaries that may be assigned to the Company, or a specified limit to the level of services that may be provided to these beneficiaries if the services are deemed to be medically necessary. Therefore, the Company is at-risk if the costs of providing necessary services exceed the associated reimbursement.
The terms of the contract may be reviewed prospectively and amended as necessary to ensure adequate funding of the Company’s contractual obligations; however, there is no assurance that amendments will be approved or that funding will be adequate.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

Income Taxes
The Company and its subsidiaries are included in the consolidated federal income tax returns of the PSC Parent. Federal income taxes are allocated to the Company in an amount generally equivalent to the amount that would be expensed by the Company as if it filed a consolidated federal return separate from the PSC Parent.
Deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance which includes amounts for net operating loss and tax credit carryforwards, as more fully described in Note 6, "Income Taxes," for which the Company has concluded that it is more likely than not that these net operating loss and tax credit carryforwards will not be realized in the ordinary course of operations.
Concentrations of Credit Risk
Contracts with governmental agencies and other entities that contract with governmental agencies accounted for approximately 93% of the Company's service revenue for the year ended December 31, 2014. These contracts are subject to possible statutory and regulatory changes, rate adjustments, administrative rulings, rate freezes and funding reductions. Reductions in amounts paid under these contracts for the Company's services or changes in methods or regulations governing payments for the Company's services could have a material adverse effect on the Company's financial position, results of operations, or cash flows.
Recent Accounting Pronouncements
Income Taxes. The Company has early adopted Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, which requires deferred tax assets and liabilities to be classified as non-current in a classified statement of financial position. The adoption had no significant impact to the Company's consolidated balance sheet, and no impact to the statements of comprehensive loss and member's equity, and cash flows.
Revenue Recognition. In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09 - Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.
In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) Section A - Summary and Amendments That Create Revenue From Contracts With Customers (Topic 606) and Other Assets and Deferred Costs - Contracts With Customers (Subtopic 340-40). The amendments, which address transition, collectibility, non-cash consideration and the presentation of sales and other similar taxes, do not change the core principles of ASU 2014-09, but rather address implementation issues and are intended to result in more consistent application.
In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, which amends certain aspects of ASC 606, Revenue from Contracts with Customers. ASU 2016-10 amends step two of the new revenue standard’s five-step model to include guidance on immaterial promised goods or services, shipping and handling activities and identifying when promises represent performance obligations. ASU 2016-10 also provided

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

guidance related to licensing such as, but not limited to, sales-based and usage-based royalties and renewals of license that provide a right to use intellectual property.
In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers - Principal vs. Agent Considerations, which amends the principal–versus–agent implementation guidance in ASC 606. ASU 2016-08 clarifies that an entity should evaluate whether it is the principal or agent for each specified good or service promised in a contract with a customer as defined in ASC 606. The entity must first identify each specified good or service to be provided to the customer and then assess whether it controls each specified good or service. The ASU also removed two of the five indicators used in evaluating control under the old guidance and re-frames the remaining three indicators.
In July 2015, the FASB affirmed its proposal to defer the effective date of ASU 2014-09 for all entities by one year. As a result, non-public business entities will apply the new revenue standard to annual reporting periods beginning after December 15, 2018. The Company intends to adopt this standard on January 1, 2018, however, because it is a wholly owned subsidiary of a public business entity. The Company is currently evaluating its plan for adoption and the impact to its revenue recognition policies, procedures and control framework, and the resulting impact to its financial position, results of operations and cash flows.
Leases. In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets. ASU 2016-02 is effective for non-public entities for annual reporting periods beginning after December 15, 2019, and requires a modified retrospective transition approach. The Company intends to adopt this standard on January 1, 2019, however, because it is a wholly owned subsidiary of a public business entity. Early adoption is permitted; the Company is currently evaluating the potential effects of the adoption to its financial statements.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the American Institute of Certified Public Accountants, did not have, or are not believed by management to have, a material impact on the Company's present or future consolidated financial statements.

3. Business Combinations
Consistent with the Company's strategy to pursue acquisition opportunities in adjacent markets and complementary service lines to leverage its core competencies and relationships with national, state and county governmental agencies, the following transactions were completed in 2014. For these transactions, the Company applied the acquisition method of accounting, under which the total purchase price is allocated to tangible and intangible assets acquired, and liabilities assumed, based on their respective fair values. For these acquisitions, substantially all of the assets acquired were intangible assets and acquisition-related costs were insignificant.
Providence Idaho. In the second quarter of 2014, the Company's wholly owned subsidiary, Providence of Idaho, LLC (Providence Idaho), acquired substantially all of the assets in Alternative Community Enrichment Services, Inc. d/b/a ACES Community Services, and ACES, Inc. d/b/a Pioneer Health Resources, together a psychosocial rehabilitation agency, mental health clinic and substance abuse disorder treatment program for Idaho, for a purchase price of $5,178. See Note 5, "Goodwill and Intangible Assets, Net," for further information regarding the Providence Idaho goodwill impairment in 2014.
A portion of the purchase price amounting to $600 represented an indemnification "hold-back" in the form of an unsecured, subordinated promissory note from Providence Idaho in favor of the seller. The promissory note, which bore interest at the annual rate of 2%, was established to secure the seller's indemnification obligations under the

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

asset purchase agreement. The note and related accrued interest were outstanding until repaid by the Company in the second quarter of 2016, as required under the terms of the asset purchase agreement.
In addition, a portion of the purchase price represented an "earn-out" amount, contingent upon Providence Idaho's achievement of certain financial metrics in each of 2014 and 2015. As of December 31, 2014, the Company determined that such financial metrics were not met in 2014, and were not expected to be met for 2015; therefore, the Company reversed the recorded contingent consideration liability, resulting in a gain of $202 in the year ended December 31, 2014.
Providence Massachusetts. In the fourth quarter of 2014, the Company's wholly owned subsidiary, Providence Human Services of Massachusetts, LLC (Providence Massachusetts), acquired substantially all of the assets of Valley Psychiatric Service, Inc., an outpatient behavioral health services provider in Massachusetts, for a purchase price of $5,375. On the closing date, $500 of the purchase price was transferred to a third party escrow agent to establish an indemnification account held as security for the seller's indemnification obligations under the purchase agreement, to be settled 15 months after the closing date. Because there were no claims during the settlement period, the indemnification funds were released to the seller in early 2016.
The following table summarizes the values of the assets acquired at the dates of acquisition.

	Providence Idaho	Providence Massachusetts	Total
Assets:
Property and equipment	$66	$366	$432
Goodwill	4,212	4,482	8,694
Intangible assets	900	527	1,427
Total purchase price	$5,178	$5,375	$10,553
The Company recorded goodwill amounting to $8,694 in the aggregate for these acquisitions, which relates to future economic benefits arising from expected synergies to be achieved. Such synergies include use of the Company's existing infrastructure to support the additional clients served. The amount recorded as goodwill represents intangible assets that do not qualify for separate recognition as identifiable intangible assets. The entire amount recorded as goodwill is deductible for income tax purposes.
The Company recorded intangibles amounting to $1,427 in the aggregate for these acquisitions, which relates to the fair value of the customer relationships acquired. The useful life and weighted-average amortization period for these intangible assets, in the aggregate, is 5 years.

4. Property and Equipment, Net
Property and equipment are stated at historical cost, net of accumulated depreciation, or at fair value if the assets were initially recorded as the result of a business combination. Depreciation is calculated using the straight-line method over the estimated useful life of the asset. Maintenance and repairs are expensed as incurred. Gains and losses resulting from the disposition of property and equipment are reflected in operating expense.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

December 31, 2014

Land	$729
Building and improvements	8,134
Furniture and equipment	11,250
Capitalized software	2,134
22,247
Less: accumulated depreciation and amortization	(10,812)
Property, equipment, and capitalized software, net	$11,435
Depreciation amounted to $1,916 for the year ended December 31, 2014.

5. Goodwill and Intangible Assets, Net
Goodwill
In conjunction with its annual review of goodwill as of December 31, 2014, the Company determined that goodwill was impaired for its Providence Idaho reporting unit, attributable to lower than expected performance during 2014, as well as lower than expected projections in future years. As such, the Company recorded an impairment charge of $2,815 in the year ended December 31, 2014.
The following table summarizes the changes in goodwill during 2014:

	December 31, 2013	Acquisitions	Impairment Charge	December 31, 2014
Goodwill, gross	$535	$8,694	$—	$9,229
Accumulated impairment losses	—	—	(2,815)	(2,815)
Goodwill, net	$535	$8,694	$(2,815)	$6,414
Intangible Assets, Net
Intangible assets are initially recorded at fair value and are amortized on a straight-line basis over their expected useful lives. Amortization of intangible assets amounted to $637 for the year ended December 31, 2014. Based on the balances of identifiable intangible assets as of December 31, 2014, the Company estimates that intangible asset amortization will be approximately $800 in 2015, $762 in 2016, $312 in 2017, $312 in 2018, and $170 in 2019. As of December 31, 2014, intangible assets consisted of the following:

	Expected Useful Life	Cost	Accumulated Amortization	Net
Customer relationships	3-15 years	$3,948	$1,672	$2,276

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

6. Income Taxes
For the year ended December 31, 2014, the provision for income taxes consisted of the following:

Current—state	$289
Deferred—state	11
Total provision for income taxes	$300
A reconciliation of the U.S. federal statutory income tax rate the consolidated effective income tax rate is as follows:

Taxes on income at statutory federal rate	35.0%
Other	(2.4)
Valuation allowance	(34.1)
Effective tax rate	(1.5)%
The components of the Company's deferred income tax assets and liabilities as of December 31, 2014, were as follows:

Depreciation and amortization	$9,987
Net operating losses	7,382
Reserve liabilities	3,486
Other, net	658
Valuation allowance	(21,335)
Total deferred income tax asset, net of valuation allowance	$178
At December 31, 2014, the Company had federal and state net operating loss carryforwards of $16,903 and $32,533, respectively. The federal net operating loss begins expiring in 2029 and state net operating losses begin expiring in 2016.
The Company evaluates the need for a valuation allowance taking into consideration the ability to carry back and carry forward tax credits and losses, available tax planning strategies and future income, including reversal of temporary differences. The Company has determined that as of December 31, 2014, $21,335 of deferred tax assets did not satisfy the recognition criteria due to uncertainty regarding realization.
The Company is subject to taxation in the United States and numerous state and local jurisdictions, with major jurisdictions being Arizona, California, Georgia, Maine, Pennsylvania, Tennessee and Virginia. The Company is currently under exam by the Internal Revenue Service for tax year 2012. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations before 2010.
The Company’s continuing practice is to recognize interest and/or penalties related to unrecognized tax benefits, if any, in income tax expense. There were no unrecognized tax benefits as of December 31, 2014.

7. Defined Contribution Plan
The Company participated in a defined contribution 401(k) plan sponsored by the PSC Parent, which covers all employees. Eligible employees are permitted to contribute up to the maximum allowed by law. The Company, at its

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

discretion, may make a matching contribution to the plan. The Company's contribution to the plan amounted to $422 for the year ended December 31, 2014.
In the second quarter of 2016, the Company's employees became eligible to participate in Molina's 401(k) plan, which covers substantially all full-time salaried and hourly employees of Molina. Under Molina's plan, eligible employees are permitted to contribute up to the maximum allowed by law, and Molina matches up to the first 4% of compensation contributed by employees.

8. Related Party Transactions
When the Company acquired Maple Services, LLC in August 2005, the PSC Parent’s former Chief Executive Officer, former Chief Financial Officer, and Chief Executive Officer of Human Services, became members of the board of directors of the not-for-profit organization (Maple Star Colorado, Inc.) formerly managed by Maple Services, LLC. Prior to Molina's acquisition of the Company on November 1, 2015, the members of Maple Star Colorado, Inc.’s board of directors included the PSC Parent’s Chief Executive Officer and Chief Financial Officer, and the Company's Chief Executive Officer. Maple Star Colorado, Inc. is a non-profit member organization governed by its board of directors and the state laws of Colorado in which it is incorporated. Maple Star Colorado, Inc. is not a federally tax exempt organization and neither the Internal Revenue Service rules governing IRC Section 501(c)(3) exempt organizations, nor any other IRC sections applicable to tax exempt organizations, apply to this organization. The Company provided management services to Maple Star Colorado, Inc. under a management agreement for consideration in the amount of approximately $311 for the year ended December 31, 2014. Amounts due to the Company from Maple Star Colorado, Inc. for reimbursable expenses and management services provided to it by the Company at December 31, 2014, were approximately $489.
Transactions with Parent
The PSC Parent provides various management, financial, legal, information systems and human resources services to the Company. Such general and administrative expenses incurred at the PSC Parent are allocated to the Company based upon the Company's relative direct expense levels, excluding costs for purchased services, which the Company's management believes to be reasonable. Charges for these services amounted to $24,350 in 2014 (included in general and administrative expense).

9. Commitments and Contingencies
Leases
The Company leases many of its operating and office facilities for various terms under non-cancelable operating lease agreements. The leases expire in various years and provide for renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties.
The operating leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Several of these lease agreements contain provisions for periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on a straight-line basis over the term of the lease. Also, the lease agreements generally require the Company to pay executory costs such as real estate taxes, insurance, and repairs.

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

Future minimum payments under non-cancelable operating leases for equipment and property with initial terms of one year or more consisted of the following at December 31, 2014:

2015	$9,822
2016	7,275
2017	4,681
2018	2,668
2019	1,422
Thereafter	2,492
Total minimum lease payments	$28,360
Rent expense related to operating leases amounted to $14,165 for the year ended December 31, 2014.
Legal Matters
The Company is involved in various claims and legal actions arising in the ordinary course of business, many of which are covered in whole or in part by insurance.
Rodriguez v. Providence Community Corrections.  On October 1, 2015, seven individuals, on behalf of themselves and all others similarly situated, filed a complaint in the District Court for the Middle District of Tennessee, Nashville Division, Case No. 3:15-cv-01048 (the "Rodriquez Litigation"), against Providence Community Corrections, Inc. (now known as Pathways Community Corrections, Inc., or "PCC"). Rutherford County, Tennessee formerly contracted with PCC for the administration of misdemeanor probation, which involved the collection of court costs and fees from probationers. The complaint alleges, among other things, that PCC illegally assessed fees and surcharges against probationers and made improper threats of arrest and probation revocation if the probationers did not pay such amounts. The plaintiffs in the Rodriguez Litigation seek alleged compensatory, treble, and punitive damages, plus attorneys’ fees, for alleged federal and state constitutional violations, as well as alleged violations of the Racketeer Influenced and Corrupt Organization Act. PCC’s agreement with Rutherford County terminated effective December 29, 2015. On November 1, 2015, one month after the Rodriguez Litigation had been commenced, Molina acquired PCC from the PSC Parent pursuant to a membership interest purchase agreement. Molina has notified the PSC Parent that, for its failure to disclose the Rodriguez Litigation, Molina intends to seek indemnification from the PSC Parent under the membership interest purchase agreement for any liability arising from the Rodriguez Litigation.

10. Supplemental Condensed Consolidating Financial Information
Molina's principal operating subsidiaries are health maintenance organizations, which are required under applicable laws and related regulations to maintain levels of solvency, or capital, or net assets that would not be achieved if they guaranteed Molina's 5.375% Notes. Accordingly, only Molina's unregulated subsidiaries, which include the Company and certain of its subsidiaries (collectively, the Guarantors), guarantee the 5.375% Notes.
The 5.375% Notes are fully and unconditionally, and jointly and severally guaranteed by the Guarantors. Each 5.375 Notes guarantee is:

•	A general senior unsecured obligation of the Guarantor;

•	Equal in right of payment to all existing and future senior unsecured obligations of that Guarantor;

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

•	Effectively subordinate in right of payment to any existing or future secured obligations of that Guarantor to the extent of the value of the assets securing such obligations; and

•	Are senior in right of payment to any future subordinated obligations of that Guarantor.
The $700,000 principal amount of the 5.375% Notes represents the maximum potential amount of future payments (undiscounted) the Company could be required to make under the guarantee, with no limitation.
The following tables present supplemental condensed consolidating financial information as of and for the year ended December 31, 2014, for (1) the Company on a stand-alone basis (the Parent Guarantor), (2) the other guarantor subsidiaries of the Company on a combined basis (collectively, the Other PHS Guarantor Subsidiaries), (3) the non-guarantor subsidiaries of the Company on a combined basis (collectively, the Non-Guarantor PHS Subsidiaries), and (4) the Company, on a consolidated basis.

	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED BALANCE SHEET
Assets
Cash and cash equivalents	$—	$18,613	$7,709	$—	$26,322
Accounts receivable, net	—	37,037	5,352	—	42,389
Intercompany	67,540	86,981	33,646	(188,167)	—
Prepaid expenses and other current assets	—	2,498	471	—	2,969
Property and equipment, net	—	9,697	1,738	—	11,435
Goodwill and intangible assets, net	—	8,033	657	—	8,690
Deferred income taxes	—	214	(36)	—	178
Other assets	—	808	182	—	990
	$67,540	$163,881	$49,719	$(188,167)	$92,973
Liabilities and Member's Equity
Accrued expenses	$—	$15,322	$4,262	$—	$19,584
Accounts payable	—	2,472	348	—	2,820
Deferred revenue	—	263	209	—	472
Income taxes payable	—	237	51	—	288
Other long-term liabilities	—	1,488	781	—	2,269
Total liabilities	—	19,782	5,651	—	25,433
Member's equity	67,540	144,099	44,068	(188,167)	67,540
	$67,540	$163,881	$49,719	$(188,167)	$92,973

PROVIDENCE HUMAN SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014
(In thousands)

	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF COMPREHENSIVE LOSS
Total revenue	$—	$290,975	$71,665	$(970)	$361,670
Operating expenses:
Service expense	—	158,811	44,060	—	202,871
General and administrative expense	—	138,531	32,715	(970)	170,276
Provision for doubtful accounts	—	54	3,512	—	3,566
Depreciation and amortization	—	1,881	672	—	2,553
Asset impairment charge	—	2,815	—	—	2,815
Total operating expenses	—	302,092	80,959	(970)	382,081
Income before income tax expense	—	(11,117)	(9,294)	—	(20,411)
Provision for income taxes	—	(251)	(49)	—	(300)
Comprehensive loss before equity in losses of subsidiaries	—	(11,368)	(9,343)	—	(20,711)
Equity in net losses of subsidiaries	(20,711)	—	—	20,711	—
Comprehensive loss	$(20,711)	$(11,368)	$(9,343)	$20,711	$(20,711)

	Parent Guarantor	Other PHS Guarantor Subsidiaries	Non-Guarantor PHS Subsidiaries	Eliminations	Consolidated
CONDENSED STATEMENT OF CASH FLOWS
Net cash provided by (used in) operating activities	$—	$9,456	$(613)	$—	$8,843
Investing activities:
Purchases of property and equipment	—	(1,948)	(469)	—	(2,417)
Other, net	—	(45)	(199)	—	(244)
Net cash used in investing activities	—	(1,993)	(668)	—	(2,661)
Net increase (decrease) in cash and cash equivalents	—	7,463	(1,281)	—	6,182
Cash and cash equivalents - beginning	—	11,150	8,990	—	20,140
Cash and cash equivalents - ending	$—	$18,613	$7,709	$—	$26,322